Exhibit 99.1
news release

NYSE: TC
TSX: TCM
April 10, 2014

THOMPSON CREEK METALS COMPANY ISSUES CORRECTION TO PRESS RELEASE ANNOUNCING FIRST QUARTER 2014 OPERATING RESULTS

Denver, Colorado - Thompson Creek Metals Company Inc. (“Thompson Creek” or the “Company”) today issued a correction to its press release dated April 9, 2014. Total concentrate production for Mt. Milligan for the quarter ended March 31, 2014 was incorrectly reported as 22.2 thousand dry metric tons. The total concentrate production for Mt. Milligan for the first quarter of 2014 was 28.2 thousand dry metric tons. This correction does not change any other amounts with respect to production or sales for the first quarter of 2014, as reported in the original press release.

About Thompson Creek Metals Company Inc.

Thompson Creek Metals Company Inc. is a diversified North American mining company. The Company’s principal operating properties are its 100%-owned Thompson Creek Mine, an open-pit molybdenum mine and concentrator in Idaho, its 100%-owned Mt. Milligan Mine, an open-pit copper and gold mine and concentrator in British Columbia, a 75% joint venture interest in the Endako Mine, an open-pit molybdenum mine, concentrator and roaster in British Columbia, and the Langeloth Metallurgical Facility in Pennsylvania. The Company’s development projects include the Berg property, a copper, molybdenum, and silver exploration property located in British Columbia and the Maze Lake property, a gold exploration property located in the Kivalliq District of Nunavut, Canada. The Company’s principal executive office is located in Denver, Colorado. More information is available at www.thompsoncreekmetals.com.

For more information, please contact:

Pamela Solly Director, Investor Relations and Corporate Responsibility Thompson Creek Metals Company Inc. Tel: (303) 762-3526 psolly@tcrk.com	Barbara Komorowski Renmark Financial Communications Inc. Tel: (514) 939-3989 bkomorowski@renmarkfinancial.com

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